Exhibit 99.1

HyperFeed Technologies Announces CFO Resignation

CHICAGO, December 23, 2005 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of ticker plant technologies, data distribution, smart order routing and managed data services to the financial community, today announced the resignation of Randall J. Frapart as Senior Vice President and Chief Financial Officer effective December 31, 2005.

HyperFeed has promoted Gemma R. Lahera to Principal Accounting Officer and Treasurer effective December 31, 2005. Ms. Lahera has served as the Company’s Manager of Accounting and Finance, and currently as Controller, from 1999 through the present.

Mr. Paul Pluschkell, President and CEO of HyperFeed Technologies, said, “In November of this year, PICO Holdings Inc. (NASDAQ: PICO) increased its ownership in HyperFeed to over 80% and HyperFeed is now branded “as a PICO company”. As a PICO subsidiary, Gemma will be working closely with PICO’s CFO and Financial Controller to oversee our financial operations.”

About HyperFeed

HyperFeed Technologies, Inc. is a leading provider of enterprise-wide ticker plant and transaction technology software and services enabling financial institutions to process and use high performance exchange data. HyperFeed’s extreme low latency processing and data distribution combined with smart order routing for transactions provides institutions, exchanges, content providers, and value-added resellers with fast, flexible, and smart utilities to power their trading systems. HyperFeed’s HTPX platform includes HVAULT and HBOX ticker plant software products and managed services. Data Delivery Utility (DDU) is HyperFeed’s global, highly distributed, fully managed financial content distribution utility with extremely low latency and an end-to-end Service Level Agreement (SLA). A recent addition is HyperFeed’s dynamic Smart Order Routing utilities aimed at allowing firms to be REG-NMS compliant while offering price improvement in order execution. HMDP (HyperFeed Market Data Platform) is a market data distributor based on the TRS technology, and OCC (Open Collaborative Container) is the Active8 display container connecting to HyperFeed’s HMDP market data system. Two more Active8 and TRS products are MADgrid, HyperFeed’s market data distribution platform with the first on-demand virtual market data solution, and Dashboard, the easy-to-use interface for MADgrid. MADgrid, Dashboard, HMDP and OCC are not Reuters products or supported by Reuters. TRS, Active8 and Telerate are registered trademarks of Reuters.

Safe Harbor Disclosure

The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) successfully execute our new business model; ii) fund our business either through continuing operations or external financing; iii) successfully attract, retain and integrate key employees; iv) compete successfully against competitive products and services; v) deliver and maintain performance standards according to the terms and conditions of our customer contracts; vi) maintain relationships with key suppliers and providers of market data; vii) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; viii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; ix) manage the timing of the development and introduction of new products or enhanced versions of existing products; x) gain the market’s acceptance of new products; and xi) respond to the effect of economic and business conditions generally. The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.